Exhibit 10.2
AMENDMENT TO
GENERAL GROWTH PROPERTIES, INC.
2003 INCENTIVE STOCK PLAN, AS AMENDED AND RESTATED
EFFECTIVE JANUARY 1, 2007
     This Amendment to the General Growth Properties, Inc. 2003 Incentive Stock Plan, as amended and restated effective May 16, 2006 (the “2003 Plan”) is dated as of November 9, 2006. Capitalized terms not defined herein shall have the meaning set forth in the 2003 Plan.
     1. Paragraph (A) of the definition of Fair Market Value set forth in Section 1(q) of the 2003 Plan is hereby amended in its entirety to read as follows:
     “(A) If the Common Stock is listed on the New York Stock Exchange Composite Tape, its Fair Market Value shall be the closing market price of the stock on the New York Stock Exchange for any given day or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed or on NASDAQ, as reported in The Wall Street Journal or such other source as the Committee deems reliable;”
     2. The 2003 Plan is not otherwise modified and is hereby ratified and confirmed.
     3. The effective day of this Amendment shall be January 1, 2007.
     4. This Amendment and the 2003 Plan shall be considered, for all intents and purposes, one instrument. In the event of any conflict between the terms and provisions of this Amendment and the terms and provisions of the 2003 Plan, the terms and provisions of this Amendment shall, in all instances, prevail. If any provision of this Amendment or the application thereof to any person or circumstance is or becomes illegal, invalid or unenforceable, the remaining provisions hereof shall remain in full force and effect and this Amendment shall be interpreted as if such illegal, invalid or unenforceable provision did not exist herein.